Exhibit 4.9

SUPPLEMENTAL AGREEMENT

THIS AMENDMENTS TO SHARE PURCHASE AGREEMENT (this “Amendment”), dated as of March 20, 2014, is entered into by and among,

1.                                     Xunlei Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

2.                                     Xunlei Network Technologies Limited, a company organized under the laws of the British Virgin Islands (the “BVI Co.”);

3.                                     Xunlei Network Technologies Limited, a company organized under the laws of Hong Kong (the “HK Co.”);

4.            each of the entities set forth in Schedule I attached hereto (the “PRC Companies”);

5.            each of the entities set forth in Schedule II (the “Founder Holdco”, and collectively, the “Founder Holdcos”); and

6.                                     Xiaomi Ventures Limited (the “Investor”), a company incorporated under the laws of the British Virgin Islands.

The foregoing parties shall be hereinafter referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS the Parties have entered into a Share Purchase Agreement dated as of February 13, 2014 (the “Original Agreement”), pursuant to which the Company has issued 70,975,491 series E preferred shares, par value of US$0.00025 (the “Series E Shares”), to the Investor at the issue price of US$2.81787412 per share (the “Original Issue Price”), which amounts to US$200,000,000 in the aggregate.

WHEREAS a warrant for the subscription of 17,743,873 Series E Shares at the issue price of US$2.81787412 per share, amounting to US$50,000,000 in the aggregate, have been issued by the Company to the Investor on March 5, 2014 (the “Warrant”).

WHEREAS the Parties desire to make adjustment to the Original Issue Price, issue additional Series E Shares to the Investor, and amend the Warrant on the terms and conditions hereof.

WHEREAS, the Parties also desire to make adjustment to the use of proceeds as provided in Section 5.1 of the Original Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

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1.                  Effective on the date hereof, Section 5.1(b) of the Original Agreement shall be amended in its entirety to provide as follows:

“(b)         The Company may use a total of up to US$100,000,000 out of the Proceeds to repurchase the issued share of the Company, of which up to US$40,000,000 may be used to repurchase the Shares owned, legally or beneficially, directly or indirectly, by the Founders, Huang Peng and Wang Xiaoming, and up to US$60,000,000 may be used to repurchase any Preferred Shares other than those held by Morningside Technology Investments Limited; provided however, that,

(i)            the repurchase price payable by the Company for each Share to be purchased shall not exceed the Purchase Price per Series E Share (as proportionately adjusted for shares subdivisions, share dividends, reorganization, reclassification, consolidation or mergers) provided hereunder; and

(ii)           immediately upon the completion of each repurchase of Shares provided herein, all of the Shares so repurchased under Section 5.1(b) hereof shall be held as treasury shares in the name of the Company and reserved for issuance to officers, directors, or employees of, or advisors or consultants to, the Group Companies as restricted shares for incentive purpose pursuant to an equity incentive plan (the “Series E Incentive Plan”) to be established by the Company with the approvals of the shareholders in accordance with the Restated Memorandum and Articles, until the total repurchase price payable by the Company for the Shares so repurchased under Sections 5.1(b) hereof reaches US$40,000,000, and thereafter the Shares so repurchased shall be cancelled.  The Series E Incentive Plan shall provide, among others, that any grant of award (including issuance of Shares, or options, warrants or other rights therefor) thereunder shall, (x) require the prior written consents of the Board, if such award is granted to any of the Founders, Huang Peng (黄 芃) and Wang Xiaoming (王 晓 明), or any Person other than an employee, or advisor or consultant of the Group Companies, and (y) require the prior written consent of the chief executive officer of the Company, if such award is granted to an employee, advisor or consultant of the Group Companies other than those provided in the foregoing sub-clause (x).  The chief executive officer of the Company shall (A) provide the Board with a plan in respect of the grants of awards under the Series E Incentive Plan in any given year prior to actual grant of any award in such year; and (B) notify the Board in writing of any grant of award as soon as possible after such grant, which shall not materially deviate from that provided in the annual plan provided to the Board.”

2.                  In the event the aggregate proceeds received by the Company from the Subsequent Sale (as defined in the Original Agreement) is US$110,000,000 rather than US$100,000,000 as contemplated under the Original Agreement,

(1)                                 the issue price per Series E Shares as provided in the Original Agreement shall be adjusted to US$2.81781192 (the “Adjusted Issue Price”); and

(2)                                 at the completion of the Subsequent Sale, an additional 1,567 Series E Shares shall be issued to the Investor such that the total number of Series E Shares held

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by the Investor by then will equal to the number of Series E Shares that US$200,000,000 could purchase at the Adjusted Issue Price.

3.                  The Company and the Investor hereby further agree that, in the event the aggregate proceeds received by the Company from the Subsequent Sale is US$110,000,000 rather than US$100,000,000 as contemplated under the Original Agreement, the Warrant shall be amended as follows:

(1)                                 The total number of Warrant Shares (as defined in the Warrant) shall increase from 17,743,873 to 17,744,264.  Any reference to “17,743,873” in the Warrant shall be replaced with “17,744,264”; and

(2)                                 The Exercise Price (as defined in the Warrant) shall be reduced from US$2.81787412 per share to 2.81781192 per share.  Any reference to “US$2.81787412 per share” in the Warrant shall be replaced with “2.81781192 per share”.

4.                  Each Party shall do or cause to be done any and all such further actions and things, including without limitation, updating the register of members, issuing share certificates, executing and delivering any and all the additional documents that such Party may deem necessary or appropriate in order to carry into effect the purposes and intent of Sections 1, 2 and 3 above.

5.                  Notwithstanding the foregoing, except as amended hereby, each of the provisions of the Original Agreement and the Warrant shall remain in full force and effect, and this Agreement shall not constitute a modification, acceptance or waiver of any other provision of the Original Agreement or the Warrant except as specifically provided herein.  This Agreement has reflected the true intentions of the Parties and shall hereafter form an integral part of the Original Agreement and the Warrant, when and where applicable.

6.                  This Amendment shall be governed by, and construed in accordance with, the laws of New York.

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IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

INVESTOR:	XIAOMI VENTURES LIMITED

	By:	/s/ Xiaomi Ventures Limited
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENTAL AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

FOUNDER HOLDCOS:	VANTAGE POINT GLOBAL LIMITED

	By:	/s/ Vantage Point Global Limited
Name:
Title:

AIDEN & JASMINE LIMITED

	By:	/s/ Aiden & Jasmine Limited
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENTAL AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

THE COMPANY:	XUNLEI LIMITED

	By:	/s/ Xunlei Limited
Name:
Title:

BVI CO.:	XUNLEI NETWORK TECHNOLOGIES
LIMITED (迅雷网络技术有限公司)

	By:	/s/ Xunlei Network Technologies Limited
Name:
Title:

HK CO.:	XUNLEI NETWORK TECHNOLOGIES
LIMITED (迅雷網路技術有限公司)

	By:	/s/ Xunlei Network Technologies Limited
Name:
Title:

WFOE	GIGANOLOGY (SHENZHEN) CO.,
LTD. (千兆科技(深圳)有限公司)

	By:	/s/ Giganology (Shenzhen) Co., Ltd. /common seal/
Name:
Title:

XUNLEI COMPUTER	XUNLEI COMPUTER (SHENZHEN)
COMPANY LIMITED (迅雷计算机(深圳)有限公司)

	By:	/s/ Xunlei Computer (Shenzhen) Company Limited /common seal/
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENTAL AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

SHENZHEN XUNLEI	SHENZHEN XUNLEI NETWORKING TECHNOLOGIES CO., LTD. (深圳市迅雷网络技术有限公司)

	By:	/s/ Shenzhen Xunlei Networking Technologies Co., Ltd. /common seal/
Name:
Title:

OTHER GROUP COMPANIES	XUNLEI GAMES DEVELOPMENT (SHENZHEN) CO., LTD. (深圳市迅雷游戏开发有限公司)

	By:	/s/ Xunlei Games Development (Shenzhen) Co., Ltd. /common seal/
Name:
Title:

SHENZHEN XUNLEI KANKAN INFORMATION TECHNOLOGIES CO., LTD. (深圳市迅雷看看信息技术有限公司)

	By:	/s/ Shenzhen Xunlei Kankan Information Technologies Co., Ltd. /common seal/
Name:
Title:

XUNLEI NETWORKING (BEIJING) CO., LTD. (北京迅雷网络技术有限公司)

	By:	/s/ Xunlei Networking (Beijing) Co., Ltd. /common seal/
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENTAL AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

SHENZHEN FENGDONG
NETWORKING TECHNOLOGIES CO.,
LTD. (深圳市烽动网络技术开发有限公司)

By:	/s/ Shenzhen Fengdong Networking Technologies Co., Ltd. /common seal/
Name:
Title:

XUNLEI SOFTWARE (SHENZHEN)
CO., LTD. (深圳市迅雷软件有限公司)

By:	/s/ Xunlei Software (Shenzhen) Co., Ltd. /common seal/
Name:
Title:

SHENZHEN WANGXIN
TECHNOLOGIES CO., LTD. (深圳市网心科技有限公司)

By:	/s/ Shenzhen Wangxin Technologies Co., Ltd. /common seal/
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENTAL AGREEMENT]

Schedule I —List of PRC Companies

1.	Xunlei Computer (Shenzhen) Company Limited (迅雷计算机（深圳）有限公司)

2.	Giganology (Shenzhen) Co., Ltd. (千兆科技（深圳）有限公司)

3.	Shenzhen Xunlei Networking Technologies Co., Ltd. (深圳市迅雷网络技术有限公司), a limited liability company organized under the laws of the PRC.

4.	Xunlei Software (Shenzhen) Co., Ltd. (深圳市迅雷软件有限公司), a limited liability company organized under the laws of the PRC.

5.	Xunlei Games Development (Shenzhen) Co., Ltd. (深圳市迅雷游戏开发有限公司), a limited liability company organized under the laws of the PRC.

6.	Shenzhen Xunlei Kankan Information Technologies Co., Ltd. (深圳市迅雷看看信息技术有限公司), a limited liability company organized under the laws of the PRC.

7.	Shenzhen Fengdong Networking Technologies Co., Ltd. (深圳市烽动网络技术开发有限公司), a limited liability company organized under the laws of the PRC.

8.	Xunlei Networking (Beijing) Co., Ltd. (北京迅雷网络技术有限公司), a limited liability company organized under the laws of the PRC.

9.	Shenzhen Wangxin Science and Technologies Co., Ltd. (深圳市网心科技有限公司), a limited liability company organized under the laws of the PRC.

Schedule II – Schedule of Founder Holdcos

Founder Holdco	Shareholder of Founder Holdco	PRC ID Card No.	Shareholding Percentage
Vantage Point Global Limited	ZOU Shenglong (邹胜龙)	***	100%
Aiden & Jasmine Limited	CHENG Hao (程浩)	***	100%